Exhibit 15

Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

The Board of Directors and Stockholders of The Western Union Company

We are aware of the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-267618) of The Western Union Company, and
(2)
Registration Statement (Form S-8 Nos. 333-279547, 333-204183, and 333-137665) pertaining to The Western Union Company 2024 Long-Term Incentive Plan, The Western Union Company 2015 Long-Term Incentive Plan, The Western Union Company 2006 Long-Term Incentive Plan, The Western Union Company 2006 Non-Employee Director Equity Compensation Plan, and The Western Union Company Supplemental Incentive Savings Plan

of our report dated October 23, 2024, relating to the unaudited condensed consolidated interim financial statements of The Western Union Company that are included in its Form 10-Q for the quarter ended September 30, 2024.

/s/ Ernst & Young LLP
Denver, Colorado
October 23, 2024